Exhibit 99.3

Anaptys Announces $100 Million Stock Repurchase Plan

and Provides a Business Update

•	Anaptys to spin-off biopharma operations into First Tracks Biotherapeutics, with a target distribution date of April 20, 2026

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Anaptys to manage the financial collaborations for Jemperli with GSK and imsidolimab with Vanda, with a focus on protecting and returning their value to shareholders, as well as an initial ~$140-$145 million in net cash and investments

•	Susannah Gray, former CFO of Royalty Pharma, appointed to Anaptys’ Board of Directors

SAN DIEGO, CA — March 27, 2026 — AnaptysBio, Inc. (Nasdaq: ANAB) today announced that its Board of Directors has authorized a Stock Repurchase Plan under which the company may repurchase up to $100,000,000 of the company’s outstanding common stock, par value $0.001 per share, and provided a business update.

Following the planned spin-off of First Tracks Biotherapeutics (“First Tracks Bio”) (NASDAQ: TRAX) on April 20, 2026, Anaptys will manage the financial collaborations for Jemperli with GSK and imsidolimab with Vanda, with a focus on protecting and returning their value to shareholders. The company will operate with limited FTEs, minimal operating expenses and an initial ~$140-$145 million in net cash and investments.

The company has also expanded its Board of Directors, adding industry veteran Susannah Gray. Gray brings deeply relevant corporate and royalty finance experience, as well as capital markets expertise, to Anaptys.

“Anaptys will emerge post the spin-off of First Tracks with a clear mandate: protect and maximize the value of our partnered assets and return that value to shareholders, including through the $100 million stock repurchase plan announced today,” said Daniel Faga, who will serve as Anaptys’ CEO and president and CEO of First Tracks Bio. “Alongside our Board of Directors who helped secure the Jemperli and imsidolimab royalty streams that anchor our strategy, Susannah brings the discipline, foresight and conviction needed to drive Anaptys’ transformation and unlock the full potential of our royalty-based model.”

Anaptys’ Operating Model Post Spin-Off

•	Manage the financial collaborations for Jemperli with GSK and imsidolimab with Vanda, with a focus on protecting and returning their value to shareholders

•	Virtual operating model with less than ~10 FTEs operating as contractors to support the essential functions of a public company

•	Anticipate annualized operating expenses of less than $10 million and a greater than 95% EBIT margin

•	Anticipate paydown of remaining non-recourse debt monetization to Sagard by the end of Q2 2027

Anaptys Leadership and Board of Directors Updates

•	Daniel Faga will continue as CEO of Anaptys post the spin-off of First Tracks Bio

•	Search initiated for a chief financial officer (CFO) for Anaptys post the spin-off of First Tracks Bio

•	Announced appointment of Susannah Gray to the Board of Directors

•	Ms. Gray has more than 30 years of biopharmaceutical experience, specifically in corporate and royalty finance, as well as capital markets expertise

•	Ms. Gray spent 14 years as CFO of Royalty Pharma before retiring in 2019

•	Ms. Gray will stay on Anaptys’ Board following the spin-off of First Tracks Bio

Stock Repurchase Plan

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Announced a $100.0 million stock repurchase plan under which the company may repurchase outstanding common stock, par value $0.001 per share, from time to time in open market transactions, or other means in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-18 of the Exchange Act. The company’s previously announced stock repurchase plan expires on March 31, 2026.

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The timing, number of shares repurchased and prices paid for the stock under this program will depend on general business and market conditions, as well as corporate and regulatory limitations, prevailing stock prices and other considerations

•	The Stock Repurchase Plan will expire on Dec. 31, 2026, may be suspended or discontinued at any time, and does not obligate the company to acquire any amount of common stock

•	Anaptys has engaged Piper Sandler & Co. as exclusive financial advisor to assist with the process

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements relating to plans for executing the spin-off, the expected timing of the spin-off, the expected financial operations and condition of Anaptys following the spin-off; the strategies, plans and objectives of Anaptys following the spin-off; expectations related to the leadership, management, and staffing of Anaptys following the spin-off; expectations regarding the structure, infrastructure, timing and taxation of the proposed separation of companies; timing of paydown of financial obligations to Sagard; the potential to receive any royalties or milestone payments from the Vanda Pharmaceuticals license agreement; and the potential to receive any additional milestones or royalties from the GSK collaboration and timing therefor. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property, the ability to effect the separation of companies as described herein and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Nick Montemarano

Executive Director, Investor Relations

858.732.0178

investors@anaptysbio.com